Exhibit 99.1

13215 Bee Cave Pkwy, Suite B-300, Austin, TX 78738 Telephone: 512-538-2300 Fax: 512-538-2333 www.shpreit.com

NEWS RELEASE

SUMMIT HOTEL PROPERTIES REPORTS THIRD QUARTER 2020 RESULTS

Austin, Texas, November 3, 2020 - - - Summit Hotel Properties, Inc. (NYSE: INN) (the “Company”), today announced results for the third quarter ended September 30, 2020.

“We were encouraged by the significant improvement in demand during the third quarter as our portfolio RevPAR more than doubled from the second quarter driven by improved short-term leisure demand and significant market share gains. Our monthly corporate cash burn rate has been reduced by nearly 70% which has significantly extended our liquidity runway as our disciplined focus on cost controls and refining of an already efficient operating model lead to improved hotel-level profitability,” said Dan Hansen, the Company’s Chairman, President and Chief Executive Officer.  “We remain confident that the quality of our portfolio, the strength of our team, and the actions we are taking today position us well to resume our place as an industry leader as the headwinds related to the COVID-19 pandemic begin to abate,” commented Mr. Hansen.

Third Quarter 2020 Summary

•	Net Income: Net loss attributable to common stockholders was $38.3 million, or ($0.37) per diluted share, compared with net income of $7.8 million, or $0.07 per diluted share, in the same period of 2019.

•	Pro Forma RevPAR: Pro forma revenue per available room (“RevPAR”) decreased 63.5 percent to $46.83 from the same period in 2019. Pro forma average daily rate (“ADR”) decreased 34.6 percent to $103.98 compared to the same period in 2019, and pro forma occupancy decreased 44.2 percent to 45.0 percent.

•	Same-Store RevPAR: Same-store RevPAR decreased 63.9 percent to $45.17 from the same period in 2019. Same-store ADR decreased 34.7 percent to $101.83 compared to the same period in 2019, and same-store occupancy decreased 44.6 percent to 44.4 percent.

•	Pro Forma Hotel EBITDA: Pro forma hotel EBITDA was $5.7 million, a decrease of 89.6 percent from the same period in 2019. Pro forma hotel EBITDA margin contracted to 10.8 percent from 37.6 percent in the same period of 2019.

•	Adjusted EBITDAre: Adjusted EBITDAre decreased 94.4 percent to $2.5 million from $45.2 million in the same period of 2019.

•	Adjusted FFO: Adjusted FFO was ($10.8) million, or ($0.10) per diluted share, compared to $32.5 million, or $0.31 per diluted share, in the same period of 2019.

•	Cash Burn Rate and Liquidity: Monthly cash burn run-rate was $4.5 million in September and liquidity was $262.5 million at the end of the third quarter, including cash on hand.

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The Company’s results for the three and nine months ended September 30, 2020 and 2019 are as follows (in thousands, except per share amounts):

	For the Three Months Ended September 30,			For the Nine Months Ended September 30,
	2020		2019	2020		2019
	(unaudited)
Net (loss) income attributable to common stockholders	$(38,256)		$7,824	$(111,413)		$62,240
Net (loss) income per diluted share	$(0.37)		$0.07	$(1.07)		$0.60
Total revenues	$52,412		$133,685	$186,233		$415,567
EBITDAre (1)	$2,258		$44,207	$14,859		$139,019
Adjusted EBITDAre (1)	$2,539		$45,201	$16,498		$144,346
FFO (1)	$(12,642)		$30,903	$(31,117)		$96,555
Adjusted FFO (1)	$(10,806)		$32,470	$(23,459)		$103,382
FFO per diluted share and unit (1,2)	$(0.12)		$0.30	$(0.30)		$0.93
Adjusted FFO per diluted share and unit (1,2)	$(0.10)		$0.31	$(0.22)		$0.99

Pro Forma (3)
RevPAR	$46.83		$128.41	$55.31		$131.18
RevPAR Growth	-63.5%			-57.8%
Hotel EBITDA	$5,663		$54,290	$25,379		$169,003
Hotel EBITDA margin	10.8%		37.6%	13.6%		38.5%
Hotel EBITDA margin growth	-2,675	bps		-2,491	bps

(1)	See tables later in this press release for a discussion and reconciliation of net income to non-GAAP financial measures, including earnings before interest, taxes, depreciation and amortization (“EBITDA”), EBITDAre, adjusted EBITDAre, funds from operations (“FFO”), FFO per diluted share and unit, adjusted FFO (“AFFO”), and AFFO per diluted share and unit, as well as a reconciliation of operating income to hotel EBITDA. See “Non-GAAP Financial Measures” at the end of this release.

(2)	Amounts are based on 104,375,000 weighted average diluted common shares and units and 104,310,000 weighted average diluted common shares and units for the three months ended September 30, 2020, and 2019, respectively, and 104,302,000 weighted average diluted common shares and units and 104,318,000 weighted average diluted common shares and units for the nine months ended September 30, 2020, and 2019, respectively. The Company includes the outstanding common units of limited partnership interests (“OP Units”) in Summit Hotel OP, LP, the Company’s operating partnership, held by limited partners other than the Company in the determination of weighted average diluted common shares and units because the OP Units are redeemable for cash or, at the Company’s option, shares of the Company’s common stock on a one-for-one basis.

(3)	Unless stated otherwise in this release, all pro forma information includes operating and financial results for 72 hotels owned as of September 30, 2020, as if each hotel had been owned by the Company since January 1, 2019 and remained open for the entirety of the measurement period. As a result, all pro forma information includes operating and financial results for hotels acquired since January 1, 2019, which includes periods prior to the Company’s ownership. Pro forma and non-GAAP financial measures are unaudited.

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Year-to-Date 2020 Summary

•	Net Income: Net loss attributable to common stockholders was $111.4 million, or ($1.07) per diluted share, compared with net income of $62.2 million, or $0.60 per diluted share, in the same period of 2019.

•	Pro Forma RevPAR: Pro forma revenue per available room (“RevPAR”) decreased 57.8 percent to $55.31 from the same period in 2019. Pro forma average daily rate (“ADR”) decreased 22.6 percent to $126.97 compared to the same period in 2019, and pro forma occupancy decreased 45.5 percent to 43.6 percent.

•	Same-Store RevPAR: Same-store RevPAR decreased 57.8 percent to $54.19 from the same period in 2019. Same-store ADR decreased 22.3 percent to $125.56 compared to the same period in 2019, and same-store occupancy decreased 45.7 percent to 43.2 percent.

•	Pro Forma Hotel EBITDA: Pro forma hotel EBITDA was $25.4 million, a decrease of 85.0 percent from the same period in 2019. Pro forma hotel EBITDA margin contracted to 13.6 percent from 38.5 percent in the same period of 2019.

•	Adjusted EBITDAre: Adjusted EBITDAre decreased 88.6 percent to $16.5 million from $144.3 million in the same period of 2019.

•	Adjusted FFO: AFFO was ($23.5) million, or ($0.22) per diluted share, compared to $103.4 million, or $0.99 per diluted share, in the same period of 2019.

Capital Improvements

The Company invested $3.3 million and $19.2 million in capital improvements during the three and nine months ended September 30, 2020, respectively, and anticipates investing a total of approximately $23 million to $25 million in capital improvements on a consolidated basis across its portfolio during 2020.

Capital Markets & Balance Sheet

On September 30, 2020, inclusive of its pro rata share of the Joint Venture credit facility, the Company had the following:

•	Pro rata outstanding debt of $1.0 billion with a weighted average interest rate of 3.51 percent.

•	After giving effect to interest rate derivative agreements, $546.6 million, or 53 percent, of our pro rata outstanding debt had fixed interest rates, and $475.5 million, or 47 percent, had variable interest rates.

•	Pro rata unrestricted cash and cash equivalents of $37.5 million.

•	Revolving credit facility availability of $175.0 million, plus an additional $50.0 million available to borrow subject to certain requirements.

On October 23, 2020, inclusive of its pro rata share of the Joint Venture credit facility, the Company had the following:

•	Pro rata outstanding debt of $1.0 billion with a weighted average interest rate of 3.51 percent.

•	After giving effect to interest rate derivative agreements, $546.3 million, or 53 percent, of our pro rata outstanding debt had fixed interest rates, and $475.4 million, or 47 percent, had variable interest rates.

•	Pro rata unrestricted cash and cash equivalents of $33.6 million.

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•	Revolving credit facility availability of $175.0 million, plus an additional $50.0 million available to borrow subject to certain requirements.

The Company’s balance sheet continues to be well positioned with no debt maturities until November 2022 and an average length to maturity of approximately 3.3 years.

Dividends

On October 30, 2020, the Company declared a quarterly cash preferred dividend of $0.403125 per share on its 6.45% Series D Cumulative Redeemable Preferred Stock and $0.390625 per share on its 6.25% Series E Cumulative Redeemable Preferred Stock. The preferred dividends are payable on November 30, 2020, to holders of record as of November 16, 2020.

Third Quarter 2020 Earnings Conference Call

The Company will conduct its quarterly conference call on Wednesday, November 4, 2020, at 9:00 AM ET. To participate in the conference call, dial 877-930-8101 approximately ten minutes before the call begins (8:50 AM ET). The conference identification code for the call is 9188292. Additionally, a live webcast of the quarterly conference call will be available through the Company’s website, www.shpreit.com. A replay of the quarterly conference call webcast will be available until 12:00 PM ET Wednesday, November 11, 2020, by dialing 855-859-2056, conference identification code 9188292. A replay will also be available in the Investor Relations section of the Company’s website until January 31, 2021.

About Summit Hotel Properties

Summit Hotel Properties, Inc. is a publicly traded real estate investment trust focused on owning premium-branded hotels with efficient operating models primarily in the Upscale segment of the lodging industry. As of November 3, 2020, the Company’s portfolio consisted of 72 hotels, 67 of which are wholly owned, with a total of 11,288 guestrooms located in 23 states.

For additional information, please visit the Company’s website, www.shpreit.com, and follow on Twitter at @SummitHotel_INN.

Contact:

Adam Wudel

SVP – Finance & Capital Markets

Summit Hotel Properties, Inc.

(512) 538-2325

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(1) Includes all acquisitions and dispositions completed as of November 3, 2020.

Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “plan,” “likely,” “would” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections, or other forward-looking information. Examples of forward-looking statements include the following: the Company’s ability to realize growth from the deployment of renovation capital; projections of the Company’s revenues and expenses, capital expenditures or other financial items; descriptions of the Company’s plans or objectives for future operations, acquisitions, dispositions, financings, redemptions or services; forecasts of the Company’s future financial performance and potential increases in average daily rate, occupancy, RevPAR, room supply and demand, EBITDAre, Adjusted EBITDAre, FFO and AFFO; the Company’s outlook with respect to pro forma RevPAR, pro forma RevPAR growth, RevPAR, RevPAR growth, AFFO, AFFO per diluted share and unit and renovation capital deployed; and descriptions of assumptions underlying or relating to any of the foregoing expectations regarding the timing of their occurrence. These forward-looking statements are subject to various risks and uncertainties, not all of which are known to the Company and many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy, supply and demand in the hotel industry, and other factors as are described in greater detail in the Company’s filings with the Securities and Exchange Commission (“SEC”). Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

For information about the Company’s business and financial results, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC, and its quarterly and other periodic filings with the SEC. The Company undertakes no duty to update the statements in this release to conform the statements to actual results or changes in the Company’s expectations.

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Summit Hotel Properties, Inc.

Condensed Consolidated Balance Sheets

(Dollars in thousands)

	September 30, 2020	December 31, 2019
	(unaudited)
ASSETS
Investment in hotel properties, net	$2,125,446	$2,184,232
Undeveloped land	1,500	1,500
Assets held for sale, net	425	425
Cash and cash equivalents	39,075	42,238
Restricted cash	17,532	27,595
Investment in real estate loans, net	29,689	30,936
Right-of-use assets, net	28,809	29,884
Trade receivables, net	12,512	13,281
Prepaid expenses and other	6,659	8,844
Deferred charges, net	4,364	4,709
Other assets	9,185	12,039
Total assets	$2,275,196	$2,355,683
LIABILITIES AND EQUITY
Liabilities:
Debt, net of debt issuance costs	$1,084,092	$1,016,163
Lease liabilities	18,752	19,604
Accounts payable	3,610	4,767
Accrued expenses and other	72,340	71,759
Total liabilities	1,178,794	1,112,293

Total stockholders' equity	1,031,341	1,173,778
Non-controlling interests in operating partnership	1,265	1,809
Non-controlling interests in joint venture	63,796	67,803
Total equity	1,096,402	1,243,390
Total liabilities and equity	$2,275,196	$2,355,683

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Summit Hotel Properties, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(Amounts in thousands, except per share amounts)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2020	2019	2020	2019
Revenues:
Room	$48,636	$123,112	$171,067	$382,868
Food and beverage	628	5,411	5,760	17,565
Other	3,148	5,162	9,406	15,134
Total revenues	52,412	133,685	186,233	415,567
Expenses:
Room	11,352	27,898	42,340	84,151
Food and beverage	520	4,437	4,890	13,596
Other hotel operating expenses	22,535	38,969	74,406	118,317
Property taxes, insurance and other	11,007	10,696	34,171	32,799
Management fees	1,335	3,676	5,051	13,280
Depreciation and amortization	27,503	23,202	82,147	72,517
Corporate general and administrative	4,652	5,532	14,635	17,442
Provision for credit losses	-	-	2,530	-
Loss on impairment of assets	-	-	782	1,685
Total expenses	78,904	114,410	260,952	353,787
Gain (loss) on disposal of assets, net	211	(31)	176	39,655
Operating (loss) income	(26,281)	19,244	(74,543)	101,435
Other income (expense):
Interest expense	(10,904)	(9,450)	(32,665)	(30,068)
Other income, net	1,278	1,808	4,260	3,255
Total other expense	(9,626)	(7,642)	(28,405)	(26,813)
(Loss) income from continuing operations before income taxes	(35,907)	11,602	(102,948)	74,622
Income tax benefit (expense)	132	24	(1,589)	(1,027)
Net (loss) income	(35,775)	11,626	(104,537)	73,595
Less - Loss (income) attributable to non-controlling interests:
Operating Partnership	70	(15)	203	(150)
Joint venture	1,159	(77)	4,049	(77)
Net (loss) income attributable to Summit Hotel Properties, Inc.	(34,546)	11,534	(100,285)	73,368
Preferred dividends	(3,710)	(3,710)	(11,128)	(11,128)
Net (loss) income attributable to common stockholders	$(38,256)	$7,824	$(111,413)	$62,240
(Loss) earnings per share:
Basic and diluted	$(0.37)	$0.07	$(1.07)	$0.60
Weighted average common shares outstanding:
Basic	104,200	103,935	104,117	103,861
Diluted	104,200	103,970	104,117	103,916

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Summit Hotel Properties, Inc.
Reconciliation of Net Income to Non-GAAP Measures – Funds From Operations

(Unaudited)

(Amounts in thousands, except per share and unit amounts)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2020	2019	2020	2019
Net (loss) income	$(35,775)	$11,626	$(104,537)	$73,595
Preferred dividends	(3,710)	(3,710)	(11,128)	(11,128)
Loss (income) from non-controlling interests in joint venture	1,159	(77)	4,049	(77)
Net (loss) income applicable to common shares and common units	$(38,326)	$7,839	$(111,616)	$62,390
Real estate-related depreciation (1)	27,388	23,098	81,802	72,200
Loss on impairment of assets	-	-	782	1,685
(Gain) loss on disposal of assets, net	(211)	31	(176)	(39,655)
Provision for credit losses	-	-	2,530	-
Adjustments from non-controlling interest in joint venture	(1,493)	(65)	(4,439)	(65)
FFO applicable to common shares and common units	$(12,642)	$30,903	$(31,117)	$96,555
Amortization of lease-related intangible assets, net	22	34	65	105
Amortization of deferred financing costs	643	327	1,655	1,041
Amortization of franchise fees (1)	115	104	345	317
Equity-based compensation	1,517	1,450	4,958	4,766
Debt transaction costs	65	12	336	1,847
Non-cash interest income (2)	(757)	(694)	(2,297)	(1,713)
Non-cash lease expense, net	101	104	275	383
Casualty losses, net	117	231	407	82
Increase in deferred tax asset valuation allowance	-	-	2,058	-
Adjustments from non-controlling interest in joint venture	(78)	(1)	(235)	(1)
Severance payments	91	-	91	-
AFFO applicable to common shares and common units	$(10,806)	$32,470	$(23,459)	$103,382
Weighted average diluted common shares / common units (3)	104,375	104,310	104,302	104,318
FFO per common share / common unit	$(0.12)	$0.30	$(0.30)	$0.93
AFFO per common share / common unit	$(0.10)	$0.31	$(0.22)	$0.99

(1)	The total of these line items represents depreciation and amortization as reported on the Company’s Condensed Consolidated Statements of Operations for the periods presented.

(2)	Non-cash interest income relates to the amortization of the discount on certain notes receivable. The discount on these notes receivable was recorded at inception of the related loans based on the estimated value of the embedded purchase options in the notes receivable.

(3)	The Company includes the outstanding OP units issued by Summit Hotel OP, LP, the Company’s operating partnership, held by limited partners other than the Company because the OP units are redeemable for cash or, at the Company’s option, shares of the Company’s common stock on a one-for-one basis.

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Summit Hotel Properties, Inc.

Reconciliation of Net Income to Non-GAAP Measures – EBITDAre

(Unaudited)

(Dollars in thousands)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2020	2019	2020	2019
Net (loss) income	$(35,775)	$11,626	$(104,537)	$73,595
Depreciation and amortization	27,503	23,202	82,147	72,517
Interest expense	10,904	9,450	32,665	30,068
Interest income	(31)	(78)	(141)	(218)
Income tax (benefit) expense	(132)	(24)	1,589	1,027
EBITDA	2,469	44,176	11,723	176,989
Loss on impairment of assets	-	-	782	1,685
Provision for credit losses	-	-	2,530	-
(Gain) loss on disposal of assets, net	(211)	31	(176)	(39,655)
EBITDAre	2,258	44,207	14,859	139,019
Amortization of lease-related intangible assets, net	22	34	65	105
Equity-based compensation	1,517	1,450	4,958	4,766
Debt transaction costs	65	12	336	1,847
Non-cash interest income (1)	(757)	(694)	(2,297)	(1,713)
Non-cash lease expense, net	101	104	275	383
Casualty losses, net	117	231	407	82
Loss (income) from non-controlling interest in joint venture	1,159	(77)	4,049	(77)
Adjustments from non-controlling interest in joint venture	(2,034)	(66)	(6,245)	(66)
Severance payments	91	-	91	-
Adjusted EBITDAre	$2,539	$45,201	$16,498	$144,346

(1)	Non-cash interest income relates to the amortization of the discount on certain notes receivable. The discount on these notes receivable was recorded at inception of the related loans based on the estimated value of the embedded purchase options in the notes receivable.

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Summit Hotel Properties, Inc.

Pro Forma Hotel Operating Data

(Unaudited)

(Dollars in thousands)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2020	2019	2020	2019
Pro Forma Operating Data (1) (2)
Pro forma room revenue	$48,636	$133,358	$171,067	$404,238
Pro forma other hotel operations revenue	3,777	11,206	15,166	34,322
Pro forma total revenues	52,413	144,564	186,233	438,560
Pro forma total hotel operating expenses	46,750	90,274	160,854	269,557
Pro forma hotel EBITDA	$5,663	$54,290	$25,379	$169,003
Pro forma hotel EBITDA Margin	10.8%	37.6%	13.6%	38.5%

Reconciliations of Non-GAAP financial measures to comparable GAAP financial measures

Revenue:
Total revenues	$52,412	$133,685	$186,233	$415,567
Total revenues - acquisitions (1)	-	12,761	-	38,003
Total revenues - dispositions (2)	1	(1,882)	-	(15,010)
Pro forma total revenues	52,413	144,564	186,233	438,560

Hotel Operating Expenses:
Total hotel operating expenses	46,749	85,676	160,858	262,143
Hotel operating expenses - acquisitions (1)	-	6,145	-	18,954
Hotel operating expenses - dispositions (2)	1	(1,547)	(4)	(11,540)
Pro forma hotel operating expenses	46,750	90,274	160,854	269,557

Hotel EBITDA:
Operating (loss) income	(26,281)	19,244	(74,543)	101,435
(Gain) loss on disposal of assets, net	(211)	31	(176)	(39,655)
Loss on impairment of assets	-	-	782	1,685
Provision for credit losses	-	-	2,530	-
Corporate general and administrative	4,652	5,532	14,635	17,442
Depreciation and amortization	27,503	23,202	82,147	72,517
Hotel EBITDA	5,663	48,009	25,375	153,424
Hotel EBITDA - acquisitions (1)	-	6,616	-	19,049
Hotel EBITDA - dispositions (2)	-	(335)	4	(3,470)
Pro forma hotel EBITDA	$5,663	$54,290	$25,379	$169,003

(1)	Unaudited pro forma information includes operating results for 72 hotels owned as of September 30, 2020, as if all such hotels had been owned by the Company since January 1, 2019. For hotels acquired by the Company after January 1, 2019 (the “Acquired Hotels”), the Company has included in the pro forma information the financial results of each of the Acquired Hotels for the period from January 1, 2019, to the date the Acquired Hotels were purchased by the Company (the “Pre-acquisition Period”). The financial results for the Pre-acquisition Period were provided by the third-party owner of such Acquired Hotel prior to purchase by the Company and have not been audited or reviewed by our auditors or adjusted by us. The pro forma information is included to enable comparison of results for the current reporting period to results for the comparable period of the prior year and are not indicative of future results.

(2)	For hotels sold by the Company between January 1, 2019 and September 30, 2020 (the “Disposed Hotels”), the unaudited pro forma information excludes the financial results of each of the Disposed Hotels for the period of ownership by the Company from January 1, 2019 through the date that the Disposed Hotels were sold by the Company.

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Summit Hotel Properties, Inc.

Pro Forma Hotel Operating Data

(Unaudited)

(Dollars in thousands, except operating statistics)

	2019	2020			Trailing Twelve
	Q4	Q1	Q2	Q3	Months Ended Sept 30, 2020
Pro Forma Operating Data (1) (2)
Pro forma room revenue	$122,384	$98,603	$23,828	$48,636	$293,451
Pro forma other hotel operations revenue	11,318	9,782	1,607	3,777	26,484
Pro forma total revenues	133,702	108,385	25,435	52,413	319,935
Pro forma total hotel operating expenses	87,333	78,660	35,444	46,750	248,187
Pro forma hotel EBITDA	$46,369	$29,725	$(10,009)	$5,663	$71,748
Pro forma hotel EBITDA Margin	34.7%	27.4%	-39.4%	10.8%	22.4%

Pro Forma Statistics (1) (2)
Rooms sold	788,040	630,278	249,310	467,734	2,135,362
Rooms available	1,038,496	1,027,208	1,027,208	1,038,496	4,131,408
Occupancy	75.9%	61.4%	24.3%	45.0%	51.7%
ADR	$155.30	$156.44	$95.57	$103.98	$137.42
RevPAR	$117.85	$95.99	$23.20	$46.83	$71.03

Actual Statistics
Rooms sold	790,751	630,278	249,310	467,734	2,138,073
Rooms available	1,042,076	1,027,208	1,027,208	1,038,496	4,134,988
Occupancy	75.9%	61.4%	24.3%	45.0%	51.7%
ADR	$154.88	$156.44	$95.57	$103.98	$137.29
RevPAR	$117.53	$95.99	$23.20	$46.83	$70.99

Reconciliations of Non-GAAP financial measures to comparable GAAP financial measures

Revenue:
Total revenues	$133,781	$108,385	$25,436	$52,412	$320,014
Total revenues from acquisitions (1)	775	-	-	-	775
Total revenues from dispositions (2)	(854)	-	(1)	1	(854)
Pro forma total revenues	133,702	108,385	25,435	52,413	319,935

Hotel Operating Expenses:
Total hotel operating expenses	87,629	78,663	35,446	46,749	248,487
Total hotel operating expenses from acquisitions (1)	520	-	-	-	520
Total hotel operating expenses from dispositions (2)	(816)	(3)	(2)	1	(820)
Pro forma total hotel operating expenses	87,333	78,660	35,444	46,750	248,187

Hotel EBITDA:
Operating income (loss)	17,971	(5,340)	(42,922)	(26,281)	(56,572)
(Gain) loss on disposal of assets, net	(5,763)	3	32	(211)	(5,939)
Loss on impairment of assets	836	782	-	-	1,618
Provision for credit losses	-	2,530	-	-	2,530
Corporate general and administrative	6,180	4,668	5,315	4,652	20,815
Depreciation and amortization	26,928	27,079	27,565	27,503	109,075
Hotel EBITDA	46,152	29,722	(10,010)	5,663	71,527
Hotel EBITDA from acquisitions (1)	255	-	-	-	255
Hotel EBITDA from dispositions (2)	(38)	3	1	-	(34)
Pro forma hotel EBITDA	$46,369	$29,725	$(10,009)	$5,663	$71,748

(1)	Unaudited pro forma information includes operating results for 72 hotels owned as of September 30, 2020 as if all such hotels had been owned by the Company since October 1, 2019. For hotels acquired by the Company after October 1, 2019 (the “Acquired Hotels”), the Company has included in the pro forma information the financial results of each of the Acquired Hotels for the period from October 1, 2019 to the date the Acquired Hotels were purchased by the Company (the “Pre-acquisition Period”). The financial results for the Pre-acquisition Period were provided by the third-party owner of such Acquired Hotel prior to purchase by the Company and have not been audited or reviewed by our auditors or adjusted by us. The pro forma information is included to enable comparison of results for the current reporting period to results for the comparable period of the prior year and are not indicative of future results.

(2)	For hotels sold by the Company between October 1, 2019 and September 30, 2020 (the “Disposed Hotels”), the pro forma information excludes the financial results of each of the Disposed Hotels for the period of ownership by the Company from October 1, 2019 through the date that the Disposed Hotels were sold by the Company.

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Summit Hotel Properties, Inc.

Pro Forma and Same-Store Data

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2020	2019	2020	2019
Pro Forma (1)
Rooms sold	467,734	838,378	1,347,322	2,463,477
Rooms available	1,038,496	1,038,496	3,092,912	3,081,504
Occupancy	45.0%	80.7%	43.6%	79.9%
ADR	$103.98	$159.07	$126.97	$164.09
RevPAR	$46.83	$128.41	$55.31	$131.18

Occupancy change	-44.2%		-45.5%
ADR change	-34.6%		-22.6%
RevPAR change	-63.5%		-57.8%

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2020	2019	2020	2019
Same-Store (2)
Rooms sold	428,046	772,938	1,240,433	2,276,614
Rooms available	965,080	965,080	2,874,260	2,863,650
Occupancy	44.4%	80.1%	43.2%	79.5%
ADR	$101.83	$156.00	$125.56	$161.57
RevPAR	$45.17	$124.94	$54.19	$128.45

Occupancy change	-44.6%		-45.7%
ADR change	-34.7%		-22.3%
RevPAR change	-63.9%		-57.8%

(1)	Unaudited pro forma information includes operating results for 72 hotels owned as of September 30, 2020, as if each hotel had been owned by the Company since January 1, 2019. As a result, these pro forma operating and financial measures include operating results for certain hotels for periods prior to the Company’s ownership.

(2)	Same-store information includes operating results for 67 hotels owned by the Company as of January 1, 2019, and at all times during the three and nine months ended September 30, 2020, and 2019.

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Non-GAAP Financial Measures

We disclose certain “non-GAAP financial measures,” which are measures of our historical financial performance. Non-GAAP financial measures are financial measures not prescribed by Generally Accepted Accounting Principles ("GAAP"). These measures are as follows: (i) Funds From Operations (“FFO”) and Adjusted Funds from Operations ("AFFO"), (ii) Earnings before Interest, Taxes, Depreciation and Amortization ("EBITDA"), Earnings before Interest, Taxes, Depreciation and Amortization for Real Estate ("EBITDAre"), Adjusted EBITDAre, and hotel EBITDA (as described below). We caution investors that amounts presented in accordance with our definitions of non-GAAP financial measures may not be comparable to similar measures disclosed by other companies, since not all companies calculate these non-GAAP financial measures in the same manner. Our non-GAAP financial measures should be considered along with, but not as alternatives to, net income (loss) as a measure of our operating performance. Our non-GAAP financial measures may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures, property acquisitions, debt service obligations and other commitments and uncertainties. Although we believe that our non-GAAP financial measures can enhance the understanding of our financial condition and results of operations, these non-GAAP financial measures are not necessarily better indicators of any trend as compared to a comparable measure prescribed by GAAP such as net income (loss).

Funds From Operations (“FFO”) and Adjusted FFO (“AFFO”)

As defined by Nareit, FFO represents net income or loss (computed in accordance with GAAP), excluding preferred dividends, gains (or losses) from sales of real property, impairment losses on real estate assets, items classified by GAAP as extraordinary, the cumulative effect of changes in accounting principles, plus depreciation and amortization related to real estate assets, and adjustments for unconsolidated partnerships, and joint ventures. AFFO represents FFO excluding amortization of deferred financing costs, franchise fees, equity-based compensation expense, debt transaction costs, premiums on redemption of preferred shares, losses from net casualties, non-cash lease expense, non-cash interest income and non-cash income tax related adjustments to our deferred tax assets. Unless otherwise indicated, we present FFO and AFFO applicable to our common shares and common units. We present FFO and AFFO because we consider FFO and AFFO an important supplemental measure of our operational performance and believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO and AFFO when reporting their results. FFO and AFFO are intended to exclude GAAP historical cost depreciation and amortization, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO and AFFO exclude depreciation and amortization related to real estate assets, gains and losses from real property dispositions and impairment losses on real estate assets, FFO and AFFO provide performance measures that, when compared year over year, reflect the effect to operations from trends in occupancy, guestroom rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income. Our computation of FFO differs slightly from the computation of Nareit-defined FFO related to the reporting of corporate depreciation and amortization expense. Our computation of FFO may also differ from the methodology for calculating FFO used by other equity REITs and, accordingly, may not be comparable to such other REITs. FFO and AFFO should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions.  Where indicated in this release, FFO is based on our computation of FFO and not the computation of Nareit-defined FFO unless otherwise noted.

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EBITDA, EBITDAre, Adjusted EBITDAre, and Hotel EBITDA

EBITDA

EBITDA represents net income or loss, excluding: (i) interest, (ii) income tax expense and (iii) depreciation and amortization. We believe EBITDA is useful to an investor in evaluating our operating performance because it provides investors with an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures and to fund other cash needs or reinvest cash into our business. We also believe it helps investors meaningfully evaluate and compare the results of our operations from period to period by removing the effect of our asset base (primarily depreciation and amortization) from our operating results. Our management team also uses EBITDA as one measure in determining the value of acquisitions and dispositions.

EBITDAre and Adjusted EBITDAre

EBITDAre is based on EBITDA and is expected to provide additional relevant information about REITs as real estate companies in support of growing interest among generalist investors. EBITDAre is intended to be a supplemental non-GAAP performance measure that is independent of a company’s capital structure and will provide a uniform basis to measure the enterprise value of a company compared to other REITs.

EBITDAre, as defined by Nareit, is calculated as EBITDA, excluding: (i) loss and gains on disposition of property and (ii) asset impairments, if any. We believe EBITDAre is useful to an investor in evaluating our operating performance because it provides investors with an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures and to fund other cash needs or reinvest cash into our business. We also believe it helps investors meaningfully evaluate and compare the results of our operations from period to period by removing the effect of our asset base (primarily depreciation and amortization) from our operating results.

We make additional adjustments to EBITDAre when evaluating our performance because we believe that the exclusion of certain additional non-recurring or certain non-cash items described below provides useful supplemental information to investors regarding our ongoing operating performance. We believe that the presentation of Adjusted EBITDAre, when combined with the primary GAAP presentation of net income, is useful to an investor in evaluating our operating performance because it provides investors with an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures and to fund other cash needs or reinvest cash into our business. We also believe it helps investors meaningfully evaluate and compare the results of our operations from period to period by removing the effect of our asset base (primarily depreciation and amortization) from our operating results.

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Hotel EBITDA

With respect to hotel EBITDA, we believe that excluding the effect of corporate-level expenses and non-cash items provides a more complete understanding of the operating results over which individual hotels and operators have direct control. We believe the property-level results provide investors with supplemental information on the ongoing operational performance of our hotels and effectiveness of the third-party management companies operating our business on a property-level basis.

We caution investors that amounts presented in accordance with our definitions of EBITDA, EBITDAre, adjusted EBITDAre, and hotel EBITDA may not be comparable to similar measures disclosed by other companies, since not all companies calculate these non-GAAP measures in the same manner. EBITDA, EBITDAre, adjusted EBITDAre, and hotel EBITDA should not be considered as an alternative measure of our net income (loss) or operating performance. EBITDA, EBITDAre adjusted EBITDAre, and hotel EBITDA may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures and property acquisitions and other commitments and uncertainties. Although we believe that EBITDA, EBITDAre, adjusted EBITDAre, and hotel EBITDA can enhance your understanding of our financial condition and results of operations, these non-GAAP financial measures are not necessarily a better indicator of any trend as compared to a comparable GAAP measure such as net income (loss). Above, we include a quantitative reconciliation of EBITDA, EBITDAre, adjusted EBITDAre and hotel EBITDA to the most directly comparable GAAP financial performance measure, which is net income (loss) and operating income (loss).

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